Exhibit 99.1

OP BANCORP REPORTS NET INCOME FOR SECOND QUARTER 2021

OF $6.4 MILLION AND DILUTED EARNINGS PER SHARE OF $0.42

2021 Second Quarter Highlights compared with 2020 second Quarter:

•	Loans Portfolio Purchase:
o

On May 24, 2021, the Company completed an asset purchase of loan portfolio from Hana Small Business Lending, Inc. (“Hana”). The Company paid Hana approximately $97.6 million that included loans of $100.0 million at a fair value discount of $8.9 million, servicing assets of $6.1 million and accrued interest receivable of $398 thousand.

•	Financial Results:
o	Net income of $6.4 million, up $4.0 million, or 164%
o	Diluted earnings per share of $0.42, up $0.26, or 163%
o	Net interest income of $14.6 million, up $3.9 million, or 37%
o	Reversal of provision for loan losses of $1.1 million, a $3.1 million decrease in provision for loan losses.
o	Noninterest income of $2.2 million, up $158 thousand, or 8%
o	Noninterest expense of $8.8 million, up $1.5 million, or 20%
o	Pre-provision net revenue (1) of $8.0 million, up $2.6 million, or 49%
o	Total assets of $1.60 billion, up $316.9 million, or 25%
o	Total loans (2) of $1.31 billion, up $262.0 million, or 25%; Average loans (2) of $1.24 billion, up $197.1 million, or 19%
o	Total deposits of $1.43 billion, up $313.4 million, or 28%; Average deposits of $1.35 billion, up $254.5 million, or 23%
o	Noninterest-bearing deposits to total deposits of 47%, up from 38%
o	Net interest margin of 3.98%, up from 3.55%
o	Return on average equity of 17.10%, up from 6.97%
o	Return on average assets of 1.68%, up from 0.77%
o	Efficiency ratio of 52.30%, an improvement from 57.70%

•	Credit Quality:
o	Allowance for loan losses to gross loans of 1.18%, down from 1.22%
o	Adjusted allowance to gross loans (1) of 1.46%, up from 1.30%
o	Net loan charge-offs remained minimal at 0.01%.
o	Nonperforming loans remained flat at 0.10% of gross loans.

•	Capital Levels:
o	Quarterly cash dividend increased by $0.03 per share, or 43%, to $0.10 per share from $0.07 per share.
o	Capital position remained solid with a Common Equity Tier 1 (“CET1”) ratio of 12.77%.

o	Book value per common share rose 9% to $10.04.
o	Returned $1.1 million of capital to shareholders through cash dividend

(1) See reconciliation of GAAP to non-GAAP financial measures.
(2) Includes loans held for sale.

LOS ANGELES, July 22, 2021 — OP Bancorp (the “Company”) (NASDAQ: OPBK), the holding company of Open Bank, today reported its ﬁnancial results for the second quarter of 2021. Net income for the second quarter of 2021 was $6.4 million, or $0.42 per diluted common share, compared with $5.1 million, or $0.33 per diluted common share, for the first quarter of 2021, and $2.4 million, or $0.16 per diluted common share, for the second quarter of 2020.

Min Kim, President and Chief Executive Officer:

“Our team produced exceptional results this quarter, reflecting successful completion of the purchase of Hana’s loan portfolio, continued strong credit quality, and record levels of deposits. We generated second quarter earnings of $6.4 million, an increase of $4.0 million, or 164% from the same quarter prior year. I am pleased to announce that OP Bancorp’s Board of Directors approved a 43% increase to the quarterly cash dividend to $0.10 per share, up from $0.07 per share. Our credit results continued to demonstrate the strength of our balance sheet, as we have maintained our disciplined client selection, adhered to our underwriting standards, and continued to manage our balance sheet exposures with a focus on the long-term performance horizon. Our work to build the appropriate risk and control environment remains our top priority. Based on the loan and deposit growth, we remain optimistic about the future as we emerge from the pandemic and the economic recovery continues.”

SELECTED FINANCIAL HIGHLIGHTS

($ in thousands, except per share data)	As of and For the Three Months Ended			% Change 2Q21 vs.
Selected Income Statement Data:	2Q21	1Q21	2Q20	1Q21	2Q20
Net interest income	$14,586	$12,755	$10,648	14.4%	37.0%
(Reversal of) provision for loan losses	(1,112)	620	1,988	-279.4%	-155.9%
Noninterest income	2,220	2,966	2,062	-25.2%	7.7%
Noninterest expense	8,789	7,966	7,334	10.3%	19.8%
Income tax expense	2,750	2,058	972	33.6%	182.9%
Net Income	$6,379	$5,077	$2,416	25.6%	164.0%
Diluted earnings per share	$0.42	$0.33	$0.16	27.3%	162.5%
Selected Balance Sheet Data:
Total loans (1)	$1,314,262	$1,184,447	$1,052,300	11.0%	24.9%
Total deposits	$1,434,103	$1,285,390	$1,120,720	11.6%	28.0%
Total assets	$1,604,960	$1,455,334	$1,288,011	10.3%	24.6%
Average loans (1)	$1,242,058	$1,165,150	$1,044,944	6.6%	18.9%
Average deposits	$1,348,910	$1,243,091	$1,094,365	8.5%	23.3%
Credit Quality:
Nonperforming loans	$1,263	$1,148	$1,019	10.0%	23.9%
Net charge-offs (recoveries) to average gross loans (2)	0.01%	0.00%	-0.01%	0.01%	0.02%
Allowance for loan losses to gross loans	1.18%	1.33%	1.22%	-0.15%	-0.04%
Financial Ratios:
Return on average assets (2)	1.68%	1.44%	0.77%	0.24%	0.91%
Return on average equity (2)	17.10%	14.02%	6.97%	3.08%	10.13%
Net interest margin (2)	3.98%	3.80%	3.55%	0.18%	0.43%
Common equity tier 1 capital ratio	12.77%	13.79%	13.91%	-1.02%	-1.14%
Leverage ratio	9.96%	10.38%	10.98%	-0.42%	-1.02%
Efficiency ratio (3)	52.30%	50.67%	57.70%	1.63%	-5.40%
Book value per common share	$10.04	$9.77	$9.23	2.8%	8.8%

(1) Includes loans held for sale.
(2) Annualized.
(3) Represents noninterest expense divided by the sum of net interest income and noninterest income.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income and Net interest Margin

	For the Three Months Ended			% Change 2Q21 vs.
($ in thousands)	2Q21	1Q21	2Q20	1Q21	2Q20
Interest Income
Interest income	$15,349	$13,632	$12,920	12.6%	18.8%
Interest expense	763	877	2,272	-13.0%	-66.4%
Net interest income	$14,586	$12,755	$10,648	14.4%	37.0%

	For the Three Months Ended
	2Q21			1Q21			2Q20
($ in thousands)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate
Interest-earning Assets
Loans	$1,242,058	$14,971	4.83%	$1,165,150	$13,284	4.62%	$1,044,944	$12,549	4.83%
Total interest-earning assets	$1,468,623	$15,349	4.19%	$1,357,450	$13,632	4.07%	$1,205,571	$12,920	4.31%
Interest-bearing Liabilities
Interest-bearing deposits	$733,525	$763	0.42%	$698,599	$877	0.51%	$731,586	$2,272	1.25%
Total interest-bearing liabilities	$736,550	$763	0.42%	$703,599	$877	0.51%	$735,545	$2,272	1.24%
Ratios
Net interest Income/interest rate spreads		$14,586	3.77%		$12,755	3.56%		$10,648	3.07%
Net interest margin (1)			3.98%			3.80%			3.55%
Cost of deposits	$1,348,910	$763	0.23%	$1,243,091	$877	0.29%	$1,094,365	$2,272	0.83%
Cost of funds	$1,351,935	$763	0.23%	$1,248,091	$877	0.28%	$1,098,324	$2,272	0.83%

(1) Annualized.

	For the Three Months Ended						Yield % Change 2Q21 vs.
	2Q21		1Q21		2Q20
($ in thousands)	Interest & Fees	Yield	Interest & Fees	Yield	Interest & Fees	Yield	1Q21	2Q20
Loan Yield Component
Contractual interest rate	$13,023	4.20%	$12,166	4.23%	$11,667	4.49%	-0.03%	-0.29%
SBA discount accretion	1,161	0.38%	507	0.18%	413	0.16%	0.20%	0.22%
Amortization of net deferred fees	618	0.20%	540	0.19%	375	0.15%	0.01%	0.05%
Net interest recognized on nonaccrual loans	37	0.01%	(2)	0.00%	83	0.03%	0.01%	-0.02%
Prepayment penalties (1) and other fees	132	0.04%	73	0.02%	11	0.00%	0.02%	0.04%
Yield on loans	$14,971	4.83%	$13,284	4.62%	$12,549	4.83%	0.21%	0.00%

(1) Prepayment penalty income of $116 thousand and $69 thousand for the three months ended June 30, 2021 and March 31, 2021 are from commercial real estate loans. For three months ended June 30, 2020, there was no prepayment penalty income.

Impact of Hana Loan Purchase on Average Loan Yield and Net Interest Margin

During the second quarter of 2021, the Company purchased an SBA portfolio of 638 loans with an ending balance of $100.0 million, excluding loan discount of $8.9 million from Hana. The following table presents the average loan yield and net interest margin of the Hana Loan Purchase to provide the change in loan contractual yields:

For the Three Months Ended
($ in thousands)	2Q21
Hana Loan Purchase:
Contractual interest rate	$479
Purchased loan discount accretion	381
Total interest income	$860

Effect on average loan yield (1)	0.13%
Effect on net interest margin (1)	0.13%

($ in thousands)	Average Balance	Interest	Average Yield/Rate
Average loan yield (1)	$1,242,058	$14,971	4.83%
Adjusted average loan yield excluding purchased loans (1)(2)	$1,204,532	$14,111	4.70%

Net interest margin (1)	$1,468,623	$14,586	3.98%
Adjusted interest margin excluding purchased loans (1)(2)	$1,431,097	$13,726	3.85%

(1) Annualized.
(2) See reconciliation of GAAP to non-GAAP financial measures.

Second Quarter 2021 vs. First Quarter 2021

Net interest income increased $1.8 million, or 14%, primarily due to an elevated average loan balance, higher interest income resulting from the Hana loan purchase and a lower average cost of deposits. Net interest margin was 3.98%, an increase of 18 basis points from 3.80%.

o	An increase of $1.7 million in interest income from loans was primarily due to higher loan balances and higher loan yields driven by the accretion of discounts from purchased loans.
o	A decrease of $114 thousand in interest expense from interest-bearing deposits was primarily due to the impact of lower interest rates, which drove a repricing of interest-bearing deposits.
o

An increase of 18 basis points in net interest margin was primarily driven by a 12 basis point increase in the yield on average interest-earning assets and a nine basis point decrease in the cost of interest-bearing liabilities.

o	Average loan yield was 4.83%, an increase of 21 basis points from 4.62%, reflecting the impact of average loan growth and the accretion of discounts resulting from the Hana loan purchase.
o	Average cost of deposits was 0.23%, a decrease of six basis points from 0.29%. The decrease in the cost of deposits primarily reflects continued downward repricing of time deposits.

Second Quarter 2021 vs. Second Quarter 2020

Net interest income increased $3.9 million, or 37%, primarily due to higher average loan balance and lower average cost of deposits. Net interest margin was 3.98%, an increase of 43 basis points from 3.55%.

o	An increase of $2.4 million in interest income from loans was primarily due to average loan growth.
o	A decrease of $1.5 million in interest expense from interest-bearing deposits was primarily due to continued downward adjustment in deposit rates.

o

The improvement of 43 basis points in net interest margin was primarily driven by an 82 basis point decrease in the cost of interest-bearing liabilities, partially offset by a 12 basis point decrease in the yield on average interest-earning assets.

o	Average loan yield remained flat at 4.83%.
o	Average cost of deposits was 0.23%, a decrease of 60 basis points from 0.83%. The decrease in the cost of deposits primarily reflects the impact of lower interest rates and changes in deposit mix.

Provision for loan losses

Second Quarter 2021 vs. First Quarter 2021

Provision for loan losses decreased $1.7 million, or 279%, primarily due to continued improvements in the economic environment and reductions in estimates of uncollectible accrued interest receivable as compared with the first quarter of 2021.

Second Quarter 2021 vs. Second Quarter 2020

Provision for loan losses decreased $3.1 million, or 156%, primarily due to the aforementioned factors above.

Noninterest Income

	For the Three Months Ended			% Change 2Q21 vs.
($ in thousands)	2Q21	1Q21	2Q20	1Q21	2Q20
Noninterest income
Service charges on deposits	$393	$355	$298	10.7%	31.9%
Loan servicing fees, net of amortization	302	531	514	-43.1%	-41.2%
Gain on sale of loans	1,210	1,882	936	-35.7%	29.3%
Other income	315	198	314	59.1%	0.3%
Total noninterest income	$2,220	$2,966	$2,062	-25.2%	7.7%

Second Quarter 2021 vs. First Quarter 2021

Noninterest income decreased $746 thousand, or 25%, primarily due to lower gains on sale of loans and loan servicing fees, net of amortization.

o

Gains on sale of loans were $1.2 million, down $672 thousand from first quarter 2021. The decrease resulted primarily from reduced gain on sale of SBA loans due to lower SBA loan sale activity. The Company sold $10.6 million in SBA loans at an average premium of 11.48%, compared with the sale of $22.4 million at an average premium of 10.51%.

o

Loan servicing fees, net of amortization, were $302 thousand, down $229 thousand from first quarter 2021. The decrease was primarily due to higher amortization of servicing assets associated with loan payoffs, partially offset by higher servicing fee income resulting from purchased loans. Servicing fee income, net of amortization, from the Hana loan purchase was $27 thousand.

Second Quarter 2021 vs. Second Quarter 2020

Noninterest income increased $158 thousand, or 8%, primarily due to higher gains on sale of loans and service charges on deposits, partially offset by lower loan servicing fees, net of amortization.

o	Gains on sales of loans were $1.2 million, up $274 thousand from second quarter 2020. The increase was mainly driven by higher sales premiums. The Company sold $10.6 million in SBA loans at an average premium of 11.48%, compared with the sale of $14.9 million at an average premium of 7.94%.
o	Servicing charges on deposits were $393 thousand, up $95 thousand from second quarter 2020. The increase was driven by increases in account analysis fees and wire fees.
o	Loan servicing fees, net of amortization, were $302 thousand, down $212 thousand from the second quarter of 2020. The decrease was primarily due to aforementioned factors above.

Noninterest Expense

	For the Three Months Ended			% Change 2Q21 vs.
($ in thousands)	2Q21	1Q21	2Q20	1Q21	2Q20
Noninterest expense
Salaries and employee benefits	$5,307	$4,662	$4,347	13.8%	22.1%
Occupancy and equipment	1,234	1,235	1,241	-0.1%	-0.6%
Data processing and communication	467	448	414	4.2%	12.8%
Professional fees	303	314	276	-3.5%	9.8%
FDIC insurance and regulatory assessments	123	132	117	-6.8%	5.1%
Promotion and advertising	176	177	163	-0.6%	8.0%
Directors’ fees	128	116	223	10.3%	-42.6%
Foundation donation and other contributions	640	507	245	26.2%	161.2%
Other expenses	411	375	308	9.6%	33.4%
Total noninterest expense	$8,789	$7,966	$7,334	10.3%	19.8%

Second Quarter 2021 vs. First Quarter 2021

Noninterest expense increased $823 thousand, or 10%, primarily due to higher salaries and employee benefits, and foundation donation and other contributions.

o

Salaries and employee benefits were $5.3 million, up $645 thousand from first quarter 2021. The increase was primarily due to lower deferred loan origination costs. During the first quarter of 2021, the deferred loan origination costs were higher due to the origination of a second draw of PPP loans.

o

Foundation donation and other contributions were $640 thousand, up $133 thousand from first quarter 2021. The increase was primarily due to higher donation accruals for Open Stewardship Foundation as a result of higher net income compared to first quarter of 2021.

Second Quarter 2021 vs. Second Quarter 2020

Noninterest expense increased $1.5 million, or 20%, primarily due to higher salaries and employee benefits, and foundation donation and other contributions.

o

Salaries and employee benefits were $5.3 million, up $960 thousand from second quarter 2020. The increase was primarily due to higher SBA incentive expense and an increase in the number of employees to support continued growth of the Company.

o

Foundation donation and other contributions were $640 thousand, up $395 thousand from second quarter 2020. The increase was primarily due to higher donation accruals for Open Stewardship Foundation as a result of higher net income compared to second quarter of 2020.

Income Tax Expense

Second Quarter 2021 vs. First Quarter 2021

Second quarter 2021 income tax expense was $2.8 million and the effective tax rate was 30%, compared to income tax expense of $2.1 million and the effective rate of 29% for the first quarter of 2021.

Second Quarter 2021 vs. Second Quarter 2020

Second quarter 2021 income tax expense was $2.8 million and the effective tax rate was 30%, compared to income tax expense of $972 thousand and the effective rate of 29% for the second quarter of 2020.

BALANCE SHEET HIGHLIGHTS

Loans

	As of			% Change 2Q21 vs.
($ in thousands)	2Q21	1Q21	2Q20	1Q21	2Q20
Real estate loans	$684,082	$662,445	$637,295	3.3%	7.3%
SBA loans (1)	338,751	263,185	195,605	28.7%	73.2%
C & I loans	102,562	103,883	88,375	-1.3%	16.1%
Home mortgage loans	119,319	125,285	120,597	-4.8%	-1.1%
Consumer & other loans	1,152	1,074	1,634	7.3%	-29.5%
Total gross loans	$1,245,866	$1,155,872	$1,043,506	7.8%	19.4%

(1) Includes SBA Paycheck Protection Program ("PPP") loans of $103.9 million, $113.6 million and $63.4 million as of June 30, 2021, March 31, 2021 and June 30, 2020, respectively.

The following table presents new loan originations based on loan commitment amounts for the periods indicated:

	As of			% Change 2Q21 vs.
($ in thousands)	2Q21	1Q21	2Q20	1Q21	2Q20
Real estate loans	$51,107	$42,748	$8,594	19.6%	494.7%
SBA loans (1)	77,722	105,340	84,285	-26.2%	-7.8%
C & I loans	40,771	9,505	2,123	328.9%	1820.4%
Home mortgage loans	13,262	11,563	9,092	14.7%	45.9%
Total gross loans	$182,862	$169,156	$104,094	8.1%	75.7%

(1) Includes PPP loans of $13.9 million, $74.2 million and $65.0 million as of June 30, 2021, March 31, 2021 and June 30, 2020, respectively.

Impact of Hana Loan Purchase on Balance sheet

During the second quarter of 2021, the Company purchased the SBA loan portfolio from Hana and paid approximately $97.6 million that included loans of $100.0 million at a fair value discount of $8.9 million and servicing assets of $6.1 million. The following table summarizes the consideration paid for the SBA loan portfolio and the amounts of assets purchased:

($ in thousands)
Consideration
Cash	$97,631

Recognized amounts of identifiable assets purchased:
Loans (1)	$100,003
Loan discounts	(8,867)
Accrued interest receivable	398
Servicing assets	6,097
Total recognized identifiable assets	$97,631

(1) Consists of $92.2 million of SBA loans, $6.9 million of PPP loans and $919 thousand of real estate loans.

Second Quarter 2021 vs. First Quarter 2021

Gross loan balances were $1.25 billion at June 30, 2021, up $90.0 million from March 31, 2021, primarily due to the Hana loan purchase during the second quarter 2021. New loan originations and loan payoffs were $182.9 million and $83.2 million for the second quarter of 2021, compared with $169.2 million and $59.9 million for the first quarter of 2021, respectively.

Second Quarter 2021 vs. Second Quarter 2020

Gross loan balances were $1.25 billion at June 30, 2021, up $202.4 million from June 30, 2020, primarily due to the Hana loan purchase during the second quarter of 2021. Participation in the PPP and an increase in commercial real estate loans have also contributed to the growth. New loan originations and loan payoffs were $182.9 million and $83.2 million for the second quarter of 2021, compared with $104.1 million and $21.7 million for the second quarter of 2020, respectively.

Deposits

	As of
($ in thousands)	2Q21		1Q21		2Q20		% Change 2Q21 vs.
	Amount	%	Amount	%	Amount	%	1Q21	2Q20
Noninterest-bearing deposits	$668,244	46.6%	$571,985	44.5%	$428,416	38.2%	16.8%	56.0%
Money market deposits and others	386,612	27.0%	354,148	27.6%	299,033	26.7%	9.2%	29.3%
Time deposits	379,247	26.4%	359,257	27.9%	393,271	35.1%	5.6%	-3.6%
Total deposits	$1,434,103	100.0%	$1,285,390	100.0%	$1,120,720	100.0%	11.6%	28.0%

Second Quarter 2021 vs. First Quarter 2021

Deposit balances were $1.43 billion at June 30, 2021, up $148.7 million from March 31, 2021, primarily driven by growth in noninterest-bearing, money market and time deposits. Noninterest-bearing deposits reached a record $668.2 million or 47% of total deposits as of June 30, 2021, up from $572.0 million or 44% as of March 31, 2021. Deposit growth was primarily due to continued addition of new customers and increased balances of existing customers, as well as growth related to PPP funds.

Second Quarter 2021 vs. Second Quarter 2020

Deposit balances were $1.43 billion at June 30, 2021, up $313.4 million from June 30, 2020, primarily driven by growth in noninterest bearing and money market. Noninterest-bearing deposits were $668.2 million or 47% of total deposits, up from $428.4 million or 38% of total deposits as of June 30, 2020. Deposit growth was primarily driven by customers’ preferences for liquidity given the economic uncertainty associated with the COVID-19 pandemic, as well as PPP funds held in deposit accounts.

Capital and Cash Dividend

	Basel III
				Minimum
			Well	Capital Ratio+
			Capitalized	Conservation
	OP Bancorp	Open Bank	Ratio	Buffer (1)
Risk-Based Capital Ratios:
Total risk-based capital ratio	14.03%	13.79%	10.00%	10.50%
Tier 1 risk-based capital ratio	12.77%	12.54%	8.00%	8.50%
Common equity tier 1 ratio	12.77%	12.54%	6.50%	7.00%
Leverage ratio	9.96%	9.77%	5.00%	4.00%

(1) An additional 2.5% capital conservation buffer above the minimum capital ratios are required in order to avoid limitations on distributions, including dividend payments and certain discretionary bonus to executive officers.

	Basel III			% Change 2Q21 vs.
($ in thousands)	2Q21	1Q21	2Q20	1Q21	2Q20
Risk-Based Capital Ratios:
Total risk-based capital ratio	14.03%	15.04%	15.16%	-1.01%	-1.13%
Tier 1 risk-based capital ratio	12.77%	13.79%	13.91%	-1.02%	-1.14%
Common equity tier 1 ratio	12.77%	13.79%	13.91%	-1.02%	-1.14%
Leverage ratio	9.96%	10.38%	10.98%	-0.42%	-1.02%
Risk-weighted Assets	$1,183,095	$1,061,131	$991,092	11.5%	19.4%

Capital ratios remained strong during the quarter. Our CET1 and total risk-based capital ratios were 12.77% and 14.03% as of June 30, 2021, respectively, down from a year ago due to year-over-year asset growth.

The Company’s Board of Directors has declared a quarterly cash dividend of $0.10 per share of its common stock. This represents an increase of $0.03 per share, or 43%, to the quarterly cash dividend, up from $0.07 per share previously. The cash dividend is payable on or about August 19, 2021 to all shareholders of record as of the close of business on August 5, 2021.

The Company did not repurchase any shares during the second quarter of 2021. Since the announcement of the initial stock repurchase program in January 2019, the Company has repurchased a total of 1.57 million shares of its common stock at an average repurchase price of $8.58 per share through June 30, 2021.

Asset Quality

($ in thousands)	As of and For the Three Months Ended			% Change 2Q21 vs.
Asset Quality Summary	2Q21	1Q21	2Q20	1Q21	2Q20
Nonperforming loans	$1,263	$1,148	$1,019	10.0%	23.9%
OREO	-	-	-	0.0%	0.0%
Total nonperforming assets	1,263	1,148	1,019	10.0%	23.9%

Nonperforming loans to gross loans	0.10%	0.10%	0.10%	0.00%	0.00%
Nonperforming assets to total assets	0.08%	0.08%	0.08%	0.00%	0.00%

Classified loans	7,150	6,586	2,810	8.6%	154.4%
Classified loans to gross loans	0.57%	0.57%	0.27%	0.00%	0.30%

Allowance for loan losses, beginning	$15,339	$15,352	$10,748	-0.1%	42.7%
(Reversal of) provision for loan losses (1)	(625)	(16)	1,988	3806.3%	-131.4%
Gross charge-offs	(27)	-	-	100.0%	100.0%
Gross recoveries	-	3	28	-100.0%	-100.0%
Allowance for loan losses, ending (2)	$14,687	$15,339	$12,764	-4.3%	15.1%

Allowance for loan losses ratios:
As a % of gross loans	1.18%	1.33%	1.22%	-0.2%	0.0%
As a % of nonperforming loans	1,163%	1,337%	1,252%	-174.0%	-89.0%
As a % of nonperforming assets	1,163%	1,337%	1,252%	-174.0%	-89.0%
Net charge-offs(recoveries) to average gross loans	0.01%	0.00%	-0.01%	0.01%	0.02%

(1) Excludes (reversal of) provision for uncollectible accrued interest receivable of $(487) thousand and $636 thousand for the three months ended June 30, 2021 and March 31, 2021, respectively. There was no provision for uncollectible accrued interest receivable for the three months ended June 30, 2020.

(2) Excludes allowance for uncollectible accrued interest receivable of $792 thousand and $1.3 million as of June 30, 2021 and March 31, 2021, respectively. There was no allowance for uncollectible accrued interest receivable as of June 30, 2020.

Overall, the Company maintained solid asset quality with low levels of nonperforming loans and net charge-offs. Nonperforming assets to gross loans remained flat at 0.10% from the second quarter of 2020. Economic conditions, including employment and consumer spending, improved through the quarter. However, the economic outlook continues to be uncertain with the unprecedented impacts of the COVID-19 pandemic. Therefore, we maintained our allowance to 1.18% of gross loans, and our allowance to nonperforming loans was strong at 12 times. We continued to work closely with our customers, carefully reviewing current and projected financial performance, providing assistance as warranted, and adjusting risk ratings as appropriate, which was reflected in the increase in classified loans.

o	Allowance for loan losses increased $1.9 million to $14.7 million from a year ago.
▪

Excluding the impacts of the purchased Hana loans, PPP loans, and the allowance for uncollectible accrued interest receivable, adjusted allowance to gross loans ratio was 1.46% as of June 30, 2021. There was no allowance for loan losses required for the purchased Hana loans as of June 30, 2021. (See the Reconciliation of GAAP to Non-GAAP Financial Measures.)

o

Classified loans increased $4.3 million to $7.2 million, or 0.57% of gross loans from a year ago. Classified loans are generally consistent with the Substandard and Doubtful categories defined by regulatory authorities.

▪	The increase in classified loans was primarily due to $3.4 million in one C&I relationship, which is fully secured by a single family residence, and $1.6 million in SBA loans from purchased loans.
o	Nonperforming assets increased $244 thousand to $1.3 million, or 0.08% of total assets from a year ago.
▪	The increase in nonperforming assets was primarily due to $940 thousand of nonperforming assets from the Hana loan purchase, partially offset by a decrease of $689 thousand in home mortgage loans.
▪	The Company did not have OREO as of both June 30, 2021 and 2020.
o	Net charge-offs were $27 thousand or 0.01% of average loans compared to net recoveries of $28 thousand, or 0.01% of average loans for the second quarter of 2020.

COVID-19 Pandemic Update

	Total deferments		Payment resumed
	under the CARES Act		or paid off		Remaining deferments
($ in thousands)	through June 30, 2021		through June 30, 2021		as of June 30, 2021
Loan Type	Number of accounts	Balance	Number of accounts	Balance	Number of accounts	Balance
Loans, excluding home mortgage and consumer loans	156	$220,522	150	$206,551	6	$13,971
Home mortgage loans	69	30,205	66	28,497	3	1,708
Total	225	$250,727	216	$235,048	9	$15,679

Total outstanding balance of remaining in deferment status as of June 30, 2021, represented 1.2% of the total loan portfolio.

The Company continue to carefully monitor the trajectory of the economic recovery, which could be impacted by the emergence of new variants and continued spread of COVID-19. In addition, we continue to support our clients, employees and communities. During the second quarter of 2021, we originated $13.9 million PPP loans.

Reconciliation of GAAP to Non-GAAP Financial Measures

In addition to GAAP measures, management uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance.

Pre-provision net revenue removes provision for loan losses and income tax expense. Management believes that this non-GAAP measure, when taken together with the corresponding GAAP financial measures (as applicable), provides meaningful supplemental information regarding our performance. This non-GAAP financial measure also facilitates a comparison of our performance to prior periods.

During the second quarter of 2021, the Company purchased 638 loans from Hana for a total purchase price of $97.6 million. The Company evaluated $100.0 million of the loans purchased in accordance with the provisions of ASC 310-20, Nonrefundable Fees and Other Costs, which were recorded with a $8.9 million discount. As a result, the fair value discount on these loans is being accreted into interest income over the expected life of the loans using the effective yield method. Adjusted loan yield and net interest margin for the three months ended June 30, 2021 excluded the impacts of contractual interest and discount accretion of the purchased loans as management does not consider purchasing loan portfolios to be normal or recurring transactions. Management believes that presenting the adjusted average loan yield and net interest margin provide comparability to prior periods and these non-GAAP financial measures provide supplemental information regarding the Company’s performance.

Adjusted allowance to gross loans ratio removes the impacts of purchased loans, PPP loans and allowance on accrued interest receivable. Management believes that this ratio provides greater consistency and comparability between the Company’s results and those of its peer banks.

		For the Three Months Ended
($ in thousands)		2Q21	1Q21	2Q20
Interest income		$15,349	$13,632	$12,920
Interest expense		763	877	2,272
Net interest income		14,586	12,755	10,648
Noninterest income		2,220	2,966	2,062
Noninterest expense		8,789	7,966	7,334
Pre-provision net revenue	(a)	$8,017	$7,755	$5,376
Reconciliation to Net Income:
(Reversal of) provision for loan losses	(b)	(1,112)	620	1,988
Income tax expense	(c)	2,750	2,058	972
Net Income	(a) + (b) + (c)	$6,379	$5,077	$2,416

		For the Three Months Ended
($ in thousands)		2Q21	1Q21	2Q20
Yield on Average Loans
Interest income on loans		$14,971	$13,284	$12,549
Less: interest income on purchased loans		860	—	—
Adjusted interest income on loans	(a)	$14,111	$13,284	$12,549

Average loans		$1,242,058	$1,165,150	$1,044,944
Less: Average purchased loans		37,526	—	—
Adjusted average loans	(b)	$1,204,532	$1,165,150	$1,044,944

Average loan yield (1)		4.83%	4.62%	4.83%
Effect on average loan yield (1)		0.13%	0.00%	0.00%
Adjusted average loan yield (1)	(a)/(b)	4.70%	4.62%	4.83%

Net Interest Margin
Net interest income		$14,586	$12,755	$10,648
Less: interest income on purchased loans		860	—	—
Adjusted net interest income	(c)	$13,726	$12,755	$10,648

Average interest-earning assets		$1,468,623	$1,357,450	$1,205,571
Less: Average purchased loans		37,526	—	—
Adjusted average interest-earning assets	(d)	$1,431,097	$1,357,450	$1,205,571

Net interest margin (1)		3.98%	3.80%	3.55%
Effect on net interest margin (1)		0.13%	0.00%	0.00%
Adjusted net interest margin (1)	(c)/(d)	3.85%	3.80%	3.55%

(1) Annualized.

		For the Three Months Ended
($ in thousands)		2Q21	1Q21	2Q20
Gross loans		$1,245,866	$1,155,872	$1,043,506
Less: Purchased loans		(88,438)	—	—
PPP loans (1)		(97,673)	(113,551)	(63,424)
Adjusted gross loans	(a)	$1,059,755	$1,042,321	$980,082

Accrued interest receivable on loans		$3,179	$2,839	$4,578
Less: Accrued interest receivable on purchased loans		(290)	—	—
Accrued interest receivable on PPP loans (2)		(461)	(481)	(115)
Add: Allowance on accrued interest receivable		792	1,279	—
Adjusted accrued interest receivable on loans	(b)	$3,220	$3,637	$4,463

Adjusted gross loans and accrued interest receivable	(a) + (b) = (c)	$1,062,975	$1,045,958	$984,545

Allowance for loan losses		$14,687	$15,339	$12,764
Add: Allowance on accrued interest receivable		792	1,279	—
Adjusted Allowance	(d)	$15,479	$16,618	$12,764

Adjusted allowance to gross loans ratio	(d)/(c)	1.46%	1.59%	1.30%

(1) Excludes purchased PPP loans of $6.3 million as of June 30, 2021.
(1) Excludes purchased accrued interest receivable on PPP loans of $26 thousand as of June 30, 2021.

About OP Bancorp

OP Bancorp, the holding company for Open Bank (the “Bank”), is a California corporation whose common stock is quoted on the Nasdaq Global Market under the ticker symbol, “OPBK.”  The Bank is engaged in the general commercial banking business in Los Angeles, Orange, and Santa Clara Counties, California, and Carrollton, Texas and is focused on serving the banking needs of small- and medium-sized businesses, professionals, and residents with a particular emphasis on Korean and other ethnic minority communities. The Bank currently operates with nine full branch offices in Downtown Los Angeles, Los Angeles Fashion District, Los Angeles Koreatown, Gardena, Buena Park, and Santa Clara, California and Carrollton, Texas.  The Bank also has four loan production offices in Atlanta, Georgia, Aurora, Colorado, and Lynnwood and Seattle, Washington.  The Bank commenced its operations on June 10, 2005 as First Standard Bank and changed its name to Open Bank in October 2010.  Its headquarters is located at 1000 Wilshire Blvd., Suite 500, Los Angeles, California 90017. Phone 213.892.9999; www.myopenbank.com  Member FDIC, Equal Housing Lender.

Cautionary Note Regarding Forward-Looking Statements

Certain matters set forth herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to: the uncertainties related to the coronavirus pandemic including, but not limited to, the potential adverse effect of the pandemic on the economy, our employees and customers, and our financial performance; the impact of the federal CARES Act and the significant additional lending activities undertaken by the Company in connection with the Small Business Administration’s Paycheck Protection Program enacted thereunder, including risks to the Company with respect to the uncertain application by the Small Business Administration of new borrower and loan eligibility, forgiveness and audit criteria; business and economic conditions, particularly those affecting the financial services industry and our primary market areas; our ability to successfully manage our credit risk and the sufficiency of our allowance for loan losses;  factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers, the success of construction projects that we finance, including any loans acquired in acquisition transactions; our ability to effectively execute our strategic plan and manage our growth;  interest rate fluctuations, which could have an adverse effect on our profitability; liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale and our ability to raise additional capital, if necessary;  external economic and/or market factors, such as changes in monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve, inflation or deflation, changes in the demand for loans, and fluctuations in consumer spending, borrowing and savings habits, which may have an adverse impact on our financial condition;  continued or increasing competition from other financial institutions, credit unions, and non-bank financial services companies, many of which are subject to different regulations than we are;  challenges arising from unsuccessful attempts to expand into new geographic markets, products, or services;  restraints on the ability of Open Bank to pay dividends to us, which could limit our liquidity;  increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all;  a failure in the internal controls we have implemented to address the risks inherent to the business of banking; inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance; changes in our management personnel or our inability to retain motivate and hire qualified management personnel; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions; an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies; risks related to potential acquisitions; political developments, uncertainties or instability, catastrophic events, acts of war or terrorism, or natural disasters, such as earthquakes, fires, drought, pandemic diseases (such as the coronavirus) or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; incremental costs and obligations associated with operating as a public company; the impact of any claims or legal actions to which we may be subject, including any effect on our reputation;  compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities and tax matters, and our ability to maintain licenses required in connection with commercial mortgage origination, sale and servicing operations; changes in federal tax law or policy; and our ability the manage the foregoing and other factors set forth in the Company’s public reports. We describe these and other risks that could affect our results in Item 1A. “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2020 and in our other subsequent filings with the Securities and Exchange Commission.

Contact

Investor Relations

OP Bancorp

Christine Oh

EVP & CFO

213.892.1192

Christine.oh@myopenbank.com

Consolidated Balance Sheet (unaudited)
($ in thousands)
	As of			% Change 2Q21 vs.
	2Q21	1Q21	2Q20	1Q21	2Q20
Assets
Cash and cash equivalents	$128,687	$127,429	$112,123	1.0%	14.8%
Securities available for sale, at fair value	111,832	102,414	75,402	9.2%	48.3%
Other investments	11,028	10,047	10,081	9.8%	9.4%
Loans held for sale	68,396	28,575	8,795	139.4%	677.7%
Real estate loans	684,082	662,445	637,295	3.3%	7.3%
SBA loans (1)	338,751	263,185	195,605	28.7%	73.2%
C & I loans	102,562	103,883	88,375	-1.3%	16.1%
Home mortgage loans	119,319	125,285	120,597	-4.8%	-1.1%
Consumer & other loans	1,152	1,074	1,634	7.3%	-29.5%
Gross loans, net of unearned income	1,245,866	1,155,872	1,043,506	7.8%	19.4%
Allowance for loan losses	(14,687)	(15,339)	(12,764)	-4.3%	15.1%
Net loans receivable	1,231,179	1,140,533	1,030,742	7.9%	19.4%
Premises and equipment, net	4,271	4,368	4,881	-2.2%	-12.5%
Accrued interest receivable, net	3,469	3,096	4,823	12.0%	-28.1%
Servicing assets	12,903	7,492	6,972	72.2%	85.1%
Company owned life insurance	11,005	10,941	10,748	0.6%	2.4%
Deferred tax assets	4,861	5,391	3,535	-9.8%	37.5%
Operating right-of-use assets	6,065	6,443	7,517	-5.9%	-19.3%
Other assets	11,264	8,605	12,392	30.9%	-9.1%
Total assets	$1,604,960	$1,455,334	$1,288,011	10.3%	24.6%

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$668,244	$571,985	$428,416	16.8%	56.0%
Money market deposits and others	386,612	354,148	299,033	9.2%	29.3%
Time deposits over $250,000	193,704	190,960	210,691	1.4%	-8.1%
Other time deposits	185,543	168,297	182,580	10.2%	1.6%
Total deposits	1,434,103	1,285,390	1,120,720	11.6%	28.0%
Federal Home Loan Bank advances	-	5,000	10,000	-100.0%	-100.0%
Accrued interest payable	608	622	1,964	-2.3%	-69.0%
Operating lease liabilities	7,567	8,016	9,282	-5.6%	-18.5%
Other liabilities	10,720	9,313	6,909	15.1%	55.2%
Total liabilities	1,452,998	1,308,341	1,148,875	11.1%	26.5%

Common stock	78,718	78,654	79,925	0.1%	-1.5%
Additional paid-in capital	8,324	8,652	8,218	-3.8%	1.3%
Retained earnings	64,700	59,373	50,056	9.0%	29.3%
Accumulated other comprehensive income	220	314	937	-29.9%	-76.5%
Total shareholders' equity	151,962	146,993	139,136	3.4%	9.2%
Total Liabilities and Shareholders' Equity	$1,604,960	$1,455,334	$1,288,011	10.3%	24.6%

(1) Includes SBA Paycheck Protection Program (“PPP”) loans of $103.9 million, $113.6 million and $63.4 million as of June 30, 2021, March 31, 2021 and June 30, 2020, respectively.

Consolidated Statements of Income (unaudited)
($ in thousands, except share and per share data)
	For the Three Months Ended			% Change 2Q21 vs.
	2Q21	1Q21	2Q20	1Q21	2Q20
Interest income
Interest and fees on loans	$14,971	$13,284	$12,549	12.7%	19.3%
Interest on securities available for sale	218	236	281	-7.6%	-22.4%
Other interest income	160	112	90	42.9%	77.8%
Total interest income	15,349	13,632	12,920	12.6%	18.8%
Interest expense
Interest on deposits	763	877	2,272	-13.0%	-66.4%
Total interest expense	763	877	2,272	-13.0%	-66.4%
Net interest income	14,586	12,755	10,648	14.4%	37.0%
(Reversal of) provision for loan losses	(1,112)	620	1,988	-279.4%	-155.9%
Net interest income after (reversal of) provision for loan losses	15,698	12,135	8,660	29.4%	81.3%
Noninterest income
Service charges on deposits	393	355	298	10.7%	31.9%
Loan servicing fees, net of amortization	302	531	514	-43.1%	-41.2%
Gain on sale of loans	1,210	1,882	936	-35.7%	29.3%
Other income	315	198	314	59.1%	0.3%
Total noninterest income	2,220	2,966	2,062	-25.2%	7.7%
Noninterest expense
Salaries and employee benefits	5,307	4,662	4,347	13.8%	22.1%
Occupancy and equipment	1,234	1,235	1,241	-0.1%	-0.6%
Data processing and communication	467	448	414	4.2%	12.8%
Professional fees	303	314	276	-3.5%	9.8%
FDIC insurance and regulatory assessments	123	132	117	-6.8%	5.1%
Promotion and advertising	176	177	163	-0.6%	8.0%
Directors’ fees	128	116	223	10.3%	-42.6%
Foundation donation and other contributions	640	507	245	26.2%	161.2%
Other expenses	411	375	308	9.6%	33.4%
Total noninterest expense	8,789	7,966	7,334	10.3%	19.8%
Income before income tax expense	9,129	7,135	3,388	27.9%	169.5%
Income tax expense	2,750	2,058	972	33.6%	182.9%
Net income	$6,379	$5,077	$2,416	25.6%	164.0%

Book value per share	$10.04	$9.77	$9.23	2.8%	8.8%
Basic EPS	$0.42	$0.33	$0.16	27.3%	162.5%
Diluted EPS	$0.42	$0.33	$0.16	27.3%	162.5%

Shares of common stock outstanding	15,133,407	15,037,635	15,068,030	0.6%	0.4%
Weighted Average Shares:
- Basic	15,056,484	15,022,876	15,072,423	0.2%	-0.1%
- Diluted	15,129,451	15,069,444	15,112,618	0.4%	0.1%

Key Ratios
	As of and For the Three Months Ended			% Change 2Q21 vs.
	2Q21	1Q21	2Q20	1Q21	2Q20
Return on average assets (ROA)*	1.68%	1.44%	0.77%	0.24%	0.91%
Return on average equity (ROE) *	17.10%	14.02%	6.97%	3.08%	10.13%
Net interest margin *	3.98%	3.80%	3.55%	0.18%	0.43%
Efficiency ratio	52.30%	50.67%	57.70%	1.63%	-5.40%

Total risk-based capital ratio	14.03%	15.04%	15.16%	-1.01%	-1.13%
Tier 1 risk-based capital ratio	12.77%	13.79%	13.91%	-1.02%	-1.14%
Common equity tier 1 ratio	12.77%	13.79%	13.91%	-1.02%	-1.14%
Leverage ratio	9.96%	10.38%	10.98%	-0.42%	-1.02%

* Annualized.

Consolidated Statements of Income (unaudited)
($ in thousands, except share and per share data)
	For the Six Months Ended
	2Q21	2Q20	% change
Interest income
Interest and fees on loans	$28,255	$26,243	7.7%
Interest on securities available for sale	454	600	-24.3%
Other interest income	272	422	-35.5%
Total interest income	28,981	27,265	6.3%
Interest expense
Interest on deposits	1,640	5,501	-70.2%
Total interest expense	1,640	5,501	-70.2%
Net interest income	27,341	21,764	25.6%
(Reversal of) provision for loan losses	(492)	2,731	-118.0%
Net interest income after (reversal of) provision for loan losses	27,833	19,033	46.2%
Noninterest income
Service charges on deposits	748	729	2.6%
Loan servicing fees, net of amortization	833	906	-8.1%
Gain on sale of loans	3,092	2,091	47.9%
Other income	513	632	-18.8%
Total noninterest income	5,186	4,358	19.0%
Noninterest expense
Salaries and employee benefits	9,969	9,418	5.9%
Occupancy and equipment	2,469	2,471	-0.1%
Data processing and communication	915	823	11.2%
Professional fees	617	549	12.4%
FDIC insurance and regulatory assessments	255	222	14.9%
Promotion and advertising	353	324	9.0%
Directors’ fees	244	456	-46.5%
Foundation donation and other contributions	1,147	575	99.5%
Other expenses	786	703	11.8%
Total noninterest expense	16,755	15,541	7.8%
Income before income tax expense	16,264	7,850	107.2%
Income tax expense	4,808	2,135	125.2%
Net income	$11,456	$5,715	100.5%

Book value per share	$10.04	$9.23	8.8%
Basic EPS	$0.75	$0.37	102.7%
Diluted EPS	$0.75	$0.37	102.7%

Shares of common stock outstanding	15,133,407	15,068,030	0.4%
Weighted Average Shares:
- Basic	15,039,773	15,279,486	-1.6%
- Diluted	15,099,403	15,334,287	-1.5%

Key Ratios
	As of and For the Six Months Ended
	2Q21	2Q20	% Change
Return on average assets (ROA)*	1.56%	0.94%	0.62%
Return on average equity (ROE) *	15.58%	8.21%	7.37%
Net interest margin *	3.90%	3.74%	0.16%
Efficiency ratio	51.51%	59.49%	-7.98%

Total risk-based capital ratio	14.03%	15.16%	-1.13%
Tier 1 risk-based capital ratio	12.77%	13.91%	-1.14%
Common equity tier 1 ratio	12.77%	13.91%	-1.14%
Leverage ratio	9.96%	10.98%	-1.02%

* Annualized.

Asset Quality
($ in thousands)	As of and For the Three Months Ended
	2Q21	1Q21	2Q20
Nonaccrual Loans	$1,263	$1,148	$689
Loans 90 days or more past due, accruing	-	-	-
Accruing restructured loans	-	-	330
Nonperforming loans	1,263	1,148	1,019
Other real estate owned (OREO)	-	-	-
Nonperforming assets	1,263	1,148	1,019

Classified loans (1) by loan type:
SBA loans	$2,492	$1,154	$910
C & I loans	4,658	4,832	1,211
Home mortgage loans	-	600	689
Total classified loans (1)	$7,150	$6,586	$2,810

Nonperforming assets/total assets	0.08%	0.08%	0.08%
Nonperforming assets/gross loans plus OREO	0.10%	0.10%	0.10%
Nonperforming loans/gross loans	0.10%	0.10%	0.10%
Allowance for loan losses/nonperforming loans	1,163%	1,337%	1,252%
Allowance for loan losses/nonperforming assets	1,163%	1,337%	1,252%
Allowance for loan losses/gross loans	1.18%	1.33%	1.22%
Classified loans (1)/gross loans	0.57%	0.57%	0.27%

Net charge-offs(recoveries)	$27	$(3)	$(28)
Net charge-offs(recoveries) to average gross loans (2)	0.01%	0.00%	-0.01%

(1) Consists of substandard, doubtful and loss categories.
(2) Annualized.

Accruing delinquent loans 30-89 days past due	2Q21	1Q21	2Q20
30-59 days	$42	$-	$565
60-89 days	-	-	-
Total	$42	$-	$565

Average Balance Sheet, Interest and Yield/Rate Analysis
($ in thousands)	For the Three Months Ended
	2Q21			1Q21			2Q20
	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate
Interest-earning assets:
Federal funds sold and other investments	$117,605	$160	0.54%	$99,349	$112	0.45%	$100,083	$90	0.36%
Securities available for sale	108,960	218	0.80	92,951	236	1.02	60,544	281	1.86
Total investments	226,565	378	0.67	192,300	348	0.72	160,627	371	0.92
Real estate loans	670,224	7,725	4.62	653,498	7,466	4.63	638,359	7,500	4.73
SBA loans	346,702	4,816	5.57	268,440	3,280	4.95	190,042	2,615	5.53
C & I loans	101,362	983	3.89	116,327	1,072	3.74	93,633	920	3.95
Home mortgage loans	122,588	1,431	4.67	125,698	1,451	4.62	119,998	1,476	4.92
Consumer & other loans	1,182	16	5.30	1,187	15	5.17	2,912	38	5.28
Loans (1)	1,242,058	14,971	4.83	1,165,150	13,284	4.62	1,044,944	12,549	4.83
Total interest-earning assets	1,468,623	15,349	4.19	1,357,450	13,632	4.07	1,205,571	12,920	4.31
Noninterest-earning assets	49,725			52,376			49,837
Total assets	$1,518,348			$1,409,826			$1,255,408

Interest-bearing liabilities:
Money market deposits and others	$366,922	281	0.31%	$336,796	270	0.33%	$304,941	483	0.64%
Time deposits	366,603	482	0.53	361,803	607	0.68	426,645	1,789	1.69
Total interest-bearing deposits	733,525	763	0.42	698,599	877	0.51	731,586	2,272	1.25
Borrowings	3,025	-	-	5,000	-	-	3,959	-	-
Total interest-bearing liabilities	736,550	763	0.42	703,599	877	0.51	735,545	2,272	1.24

Noninterest-bearing liabilities:
Noninterest-bearing deposits	615,385			544,492			362,779
Other noninterest-bearing liabilities	17,153			16,865			18,362
Total noninterest-bearing liabilities	632,538			561,357			381,141
Shareholders’ equity	149,260			144,870			138,722
Total liabilities and shareholders’ equity	$1,518,348			$1,409,826			$1,255,408

Net interest income / interest rate spreads		$14,586	3.77%		$12,755	3.56%		$10,648	3.07%

Net interest margin			3.98%			3.80%			3.55%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$1,348,910	$763	0.23%	$1,243,091	$877	0.29%	$1,094,365	$2,272	0.83%
Total funding liabilities / cost of funds	$1,351,935	$763	0.23%	$1,248,091	$877	0.28%	$1,098,324	$2,272	0.83%

(1) Includes loans held for sale.

Average Balance Sheet, Interest and Yield/Rate Analysis
($ in thousands)	For the Six Months Ended
	2Q21			2Q20
	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate
Interest-earning assets:
Federal funds sold and other investments	$108,528	$272	0.50%	$89,169	$422	0.94%
Securities available for sale	101,000	454	0.90	57,595	600	2.08
Total investments	209,528	726	0.69	146,764	1,022	1.39
Real estate loans	661,907	15,191	4.63	636,161	15,698	4.96
SBA loans	307,787	8,096	5.30	164,471	5,282	6.46
C & I loans	108,803	2,055	3.81	97,160	2,197	4.55
Home mortgage loans	124,135	2,882	4.64	120,883	2,990	4.95
Consumer & other loans	1,184	31	5.24	2,843	76	5.40
Loans (1)	1,203,816	28,255	4.73	1,021,518	26,243	5.16
Total interest-earning assets	1,413,344	28,981	4.13	1,168,282	27,265	4.69
Noninterest-earning assets	51,043			49,012
Total assets	$1,464,387			$1,217,294

Interest-bearing liabilities:
Money market deposits and others	$351,943	551	0.32%	$301,071	1,440	0.96%
Time deposits	364,216	1,089	0.60	429,208	4,061	1.90
Total interest-bearing deposits	716,159	1,640	0.46	730,279	5,501	1.51
Borrowings	4,007	-	0.00	2,002	-	0.00
Total interest-bearing liabilities	720,166	1,640	0.46	732,281	5,501	1.51

Noninterest-bearing liabilities:
Noninterest-bearing deposits	580,134			327,616
Other noninterest-bearing liabilities	17,010			18,142
Total noninterest-bearing liabilities	597,144			345,758
Shareholders’ equity	147,077			139,255
Total liabilities and shareholders’ equity	$1,464,387			$1,217,294

Net interest income / interest rate spreads		$27,341	3.67%		$21,764	3.18%

Net interest margin			3.90%			3.74%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$1,296,293	$1,640	0.26%	$1,057,895	$5,501	1.05%
Total funding liabilities / cost of funds	$1,300,300	$1,640	0.25%	$1,059,897	$5,501	1.04%

(1) Includes loans held for sale.

Loan Portfolio Breakdown by Industry
Excluding home mortgage and consumer loans
($ in thousands)	As of June 30, 2021
Industry	Number of accounts	% of total	Balance	% of total
Hotel / motel	304	7.7%	$195,816	16.4%
Personal and laundry services	253	6.4	27,148	2.3
Wholesale	366	9.3	75,391	6.3
Food services / restaurant	524	13.4	60,242	5.0
Real estate lessor	247	6.3	395,194	33.1
Gas station	268	6.8	184,140	15.4
Other	1,962	50.0	255,860	21.4
Total (1)	3,924	100.0%	$1,193,791	100.0%

(1) Includes loans held for sale.

Loan Deferment Summary by Industry
As of June 30, 2021
Excluding home mortgage and consumer loans
($ in thousands)	Number of accounts			Loan balance
Industry	Number of accounts	% of deferment	% of total loans	Balance	% of deferment	% of total loans
Hotel / motel	3	50.0%	1.0%	$11,903	85.2%	6.1%
Personal and laundry services	1	16.7	0.4	959	6.9	3.5
Wholesale	1	16.7	0.3	480	3.4	0.6
Other	1	16.7	0.1	629	4.5	0.2
Total	6	100.0%	0.2%	$13,971	100.0%	1.2%

Loan Deferment Summary by Loan Type
As of June 30, 2021
($ in thousands)	Number of accounts			Loan balance
Loan Type	Number of accounts	% of deferment	% of total loans	Balance	% of deferment	% of total loans
Real estate loans	5	55.6%	1.3%	$13,491	86.0%	2.0%
C & I loans	1	11.1	0.4	480	3.1	0.5
Loans, excluding home mortgage and consumer loans	6	66.7	0.2	13,971	89.1	1.2
Home mortgage loans	3	33.3	1.0	1,708	10.9	1.4
Total	9	100.0%	0.2%	$15,679	100.0%	1.2%

Loan Deferment Status Change by Loan Type
	Total deferments		Payment resumed
	under the CARES Act		or paid off		Remaining deferments
($ in thousands)	through June 30, 2021		through June 30, 2021		as of June 30, 2021
Loan Type	Number of accounts	Balance	Number of accounts	Balance	Number of accounts	Balance
Loans, excluding home mortgage and consumer loans	156	$220,522	150	$206,551	6	$13,971
Home mortgage loans	69	30,205	66	28,497	3	1,708
Total	225	$250,727	216	$235,048	9	$15,679